Exhibit 10.1

Execution Version

SEVENTH AMENDMENT TO CREDIT AGREEMENT
THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Seventh Amendment”), dated as of March 8, 2018, is by and among TEAM, INC., a Delaware corporation (the “Borrower”), the Guarantors (as defined in the Credit Agreement referenced below), the banks listed as Lenders on the signature pages hereof (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (in said capacity as Administrative Agent, the “Administrative Agent”).
BACKGROUND
A.The Borrower, the Guarantors, the Lenders, and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of July 7, 2015, as amended by that certain First Amendment to Credit Agreement, dated as of December 2, 2015, that certain Second Amendment and Commitment Increase to Credit Agreement, dated as of February 29, 2016, that certain Third Amendment to Credit Agreement, dated as of August 17, 2016, that certain Fourth Amendment and Limited Waiver to Credit Agreement, dated as of December 19, 2016, that certain Fifth Amendment to Credit Agreement, dated as of May 5, 2017 and that certain Sixth Amendment to Credit Agreement, dated as of July 21, 2017, but effective as of June 30, 2017 (said Third Amended and Restated Credit Agreement, as amended, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).
B.    The Borrower has requested that the Lenders make certain amendments to the Credit Agreement, as more fully set forth herein, and the Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions herein.
C.    Pursuant to a Limited Consent dated December 29, 2017, the Required Lenders consented to the contribution by Furmanite Offshore Services, Inc. of the shares of Furmanite Holding B.V. to Team Industrial Services Europe B.V. in exchange for shares of Team Industrial Services Europe B.V. (collectively, “The Netherlands Transfer”). In connection with The Netherlands Transfer, and as part of an internal restructuring, the Borrower intends to consummate the Investments, Restricted Payments and Dispositions described on Schedule 1 to this Seventh Amendment (collectively, “The Subsidiary Reorganization”). The Borrower has requested that the Lenders (i) consent to extend the deadline for the Borrower to make certain deliveries in connection with The Netherlands Transfer and (ii) consent to The Subsidiary Reorganization. The Lenders have agreed to extend such deadline and consent to The Subsidiary Reorganization, subject to the terms and conditions herein.
NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:
1.    AMENDMENTS.
(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order:

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“LIBOR Successor Rate” has the meaning specified in Section 3.07.
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Eurocurrency Rate, Interest Period, LIBOR Quoted Currency, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).
“Scheduled Unavailability Date” has the meaning specified in Section 3.07.
“Seventh Amendment” means that certain Seventh Amendment to Credit Agreement, dated as of March 8, 2018, among the Borrower, the Lenders party thereto and the Administrative Agent.
“Seventh Amendment Date” means the date that all of the conditions of effectiveness set forth in Section 4 of the Seventh Amendment are satisfied.
(b)    The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, without duplication, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income (including state franchise and margin taxes based upon income), deducted in determining such Consolidated Net Income, (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (e) any net loss reducing Consolidated Net Income in connection with any disposition of assets, (f) to the extent deducted in determining Consolidated Net Income, non-cash adjustments for currency exchanges in accordance with GAAP, (g) to the extent deducted in determining Consolidated Net Income, financing fees, financial and other advisory fees, accounting fees, legal fees (and similar advisory and consulting fees), and related costs and expenses incurred by the Borrower or any Subsidiary in connection with Permitted Acquisitions and permitted asset sales (whether or not consummated) in an aggregate amount not to exceed $2,000,000 in any fiscal year, (h) to the extent deducted in determining Consolidated Net Income, the amount of any unusual, extraordinary or non-recurring charges, costs, and expenses including, without limitation, such charges, costs, and expenses for (1) the restructuring, integration or reorganization of the Borrower or any Subsidiary, (2) goodwill, fixed asset or intangible asset impairment in accordance with GAAP, (3) the settlement of litigation or other claims against the Borrower or any Subsidiary and (4) the severance of employees of the Borrower or any Subsidiary, (i) to the extent deducted in determining Consolidated Net Income, ERP system implementation expenses; provided that the aggregate amount for any cash fees, expenses, charges and costs that are included in clauses (h) and (i) with respect to any period of four consecutive Fiscal Quarters (A) through and including December 31, 2017, shall not exceed $25,000,000 for such period, and (B) thereafter, shall not exceed 3% of Consolidated EBITDA for such period, in each case as approved by the Administrative Agent in writing, provided further that the aggregate amounts set forth in clauses (A) and (B) above shall exclude up to $7,000,000 in restructuring expenses incurred by the Borrower or any Subsidiary in connection with any reduction in force that occurred in 2017, (j) non-cash losses of the Borrower and its Subsidiaries from foreign exchange conversions and mark-to-market adjustments to foreign exchange hedge agreements (or other derivatives) reducing such Consolidated Net Income, (k) other non-recurring expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, and, without duplication, (l) non-cash expenses of the Borrower and its Subsidiaries associated with stock-based compensation reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and (m) to the extent deducted in determining Consolidated Net Income, the integration and severance costs related to Borrower’s 2018/2019 restructuring project, non-routine legal costs, non-routine executive transition costs, and non-routine professional fees; provided that (x) the aggregate amount for any such costs and fees incurred in 2018 that are included in this clause (m) with respect to any period of four consecutive Fiscal Quarters shall not exceed $30,000,000 for such period, and (y) the aggregate amount for any such costs and fees incurred in 2019 that are included in this clause (m) with respect to any period of four consecutive Fiscal Quarters shall not exceed $7,000,000 for such period, in each case as approved by the Administrative Agent in writing, provided, further, for the avoidance of doubt, fees, costs, expenses or charges shall not be added back to Consolidated EBITDA pursuant to clauses (g), (h), (i), (k), (l) and (m) above to the extent such costs or fees were incurred more than four Fiscal Quarters prior to the date of determination of Consolidated EBITDA, minus
the following to the extent included in calculating such Consolidated Net Income; (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period, (ii) all non-cash items increasing Consolidated Net Income for such period, (iii) non-cash gains of the Borrower and its Subsidiaries from foreign exchange conversions and mark-to-market adjustments to foreign exchange hedge agreements (or other derivatives), and (iv) any net gain increasing such Consolidated Net Income in connection with any disposition of assets.
For purposes of calculating the Interest Coverage Ratio, the Total Leverage Ratio and the Senior Secured Leverage Ratio as at any date, Consolidated EBITDA shall be calculated on a pro forma basis (as certified by the Borrower to the Administrative Agent) assuming that all acquisitions made, and all Dispositions completed, during the four consecutive Fiscal Quarters then most recently ended had been made on the first day of such period (but without any adjustment for projected cost savings or other synergies unless otherwise approved by the Administrative Agent).
(c)    The definition of “Financial Covenants” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
“Financial Covenants” means the financial covenants set forth in clauses (a) and (c) of Section 7.13.
(d)    Article III of the Credit Agreement is hereby amended by adding a new Section 3.07 to the end thereof to read as follows:
3.07    LIBOR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(a)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(b)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(c)    syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming

Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.
If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
(e)    Section 6.01 of the Credit Agreement is hereby amended to (i) delete “and” at the end of clause (a) thereof, (ii) delete the “.” at the end of clause (b) and substitute “; and” in lieu thereof and (iii) add a new clause (c) thereto to read as follows:
(c)    until such time, if any, that the Borrower has delivered a Compliance Certificate pursuant to Section 6.02(b) which indicates that the Senior Secured Leverage Ratio is less than or equal to 2.50 to 1.00, as soon as available, but in any event within thirty (30) days after the last day of each calendar month (commencing with the first fiscal month ending February 28, 2018), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month, and the related Consolidated statements of income or operations and cash flows for such month and for the portion of the Borrower’s current Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding month of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal period-end audit adjustments and the absence of footnotes; provided that, statements submitted in accordance with this Section 6.01(c) at the end of each quarter are to be considered preliminary and are subject to tax provision and other pre-filing adjustments, but will be updated pursuant to submission of final financial statements in accordance Sections 6.01(a) or (b), as applicable.

(f)    Section 7.01(t) of the Credit Agreement is hereby amended to read as follows:
(t)    Cash collateral or other Liens securing letters of credit set forth on Schedule 7.03; and
(g)    All references to “Consolidated Total Assets” set forth in clauses (i), (k) and (l) of Section 7.02 shall be replaced with the defined term “Consolidated Tangible Assets”.
(h)    Section 7.02(j) of the Credit Agreement is hereby amended to read as follows:
(j)    Investments in Subsidiaries that are not Guarantors, other than those permitted by subsection (i) above, provided that (A) prior to such date (after the Fifth Amendment Effective Date), if any, that the Total Leverage Ratio is less than 4.00 to 1.00 for at least two consecutive Fiscal Quarters of the Borrower, the aggregate amount of such Investments, together with all other Investments made pursuant to Sections 7.02(i)(y), 7.02(k) and 7.02(l), does not exceed 5.0% of Consolidated Tangible Assets at any time outstanding and (B) from and after the date (after the Fifth Amendment Effective Date), if any, that the Total Leverage Ratio is less than 4.00 to 1.00 for at least two consecutive Fiscal Quarters of the Borrower, the aggregate amount of such Investments in Subsidiaries that are not Guarantors shall not exceed $7,500,000 at any time outstanding;
(i)    Section 7.03(b) of the Credit Agreement is hereby amended to read as follows:
(b)    Indebtedness outstanding as of the Seventh Amendment Effective Date and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;
(j)    Section 7.13(a) of the Credit Agreement is hereby amended to read as follows:
(a)    Interest Coverage Ratio. Permit the Interest Coverage Ratio at the end of any Fiscal Quarter set forth below to be less than the ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter Ending	Minimum Interest Coverage Ratio
December 31, 2017	3.00 to 1.00
March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018	2.25 to 1.00

March 31, 2019 and each Fiscal Quarter thereafter	2.50 to 1.00

(k)    Section 7.13(b) of the Credit Agreement is hereby amended to read as follows:
(b)    Intentionally Omitted
(l)    Section 7.13(c) of the Credit Agreement is hereby amended to read as follows:
(c)    Senior Secured Leverage Ratio. The Borrower shall not permit the Senior Secured Leverage Ratio at the end of any Fiscal Quarter set forth below to be greater than the ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter Ending	Maximum Senior Secured Leverage Ratio
December 31, 2017, March 31, 2018 and June 30, 2018	4.25 to 1.00
September 30, 2018, December 31, 2018, March 31, 2019 and June 30, 2019	3.50 to 1.00
September 30, 2019 and each Fiscal Quarter thereafter	2.75 to 1.00

(m)    Schedule 7.03 of the Credit Agreement, Existing Indebtedness, is hereby amended to be in the form of Schedule 7.03 to this Seventh Amendment.
(n)    Exhibit B to the Credit Agreement, the form of the Compliance Certificate, is hereby amended to be in the form of Exhibit B to this Seventh Amendment.
(o)    Exhibit P to the Credit Agreement, the form of the Available Borrowing Assets Report, is hereby amended to be in the form of Exhibit P to this Seventh Amendment.
2.    LIMITED CONSENT AND WAIVER.
(a)    Subject to the satisfaction of the conditions of effectiveness set forth in Section 4 hereof, the Administrative Agent and the Required Lenders hereby (x) consent to The Subsidiary Reorganization and (y) waive compliance with the provisions of Sections 7.02, 7.05 and 7.06 of the Credit Agreement which would prohibit The Subsidiary Reorganization. This Consent (a) is limited to the items set forth in the immediately preceding sentence and the steps set forth on Schedule 1 hereto, (b) shall not alter, modify, amend or affect any other terms or provisions of the Credit Agreement or any other Loan Document and (c) shall automatically terminate and be of no further force or effect if the Borrower does not deliver within 60 days of the date hereof (or such later date as agreed to by the Administrative Agent in its sole discretion) all Collateral Documents and amendments thereto, and other documents and certificates necessary or advisable, after giving effect to The Subsidiary Reorganization, to evidence the pledge of sixty-five percent (65%) of the Equity Interests of each Material Foreign Subsidiary that is owned directly by a Domestic Subsidiary.
(b)    Subject to the satisfaction of the conditions of effectiveness set forth in Section 4 hereof, the Administrative Agent and the Required Lenders hereby agree to an extension until 60 days after the date hereof (or such later date as agreed to by the Administrative Agent in its sole discretion) for the Borrower to deliver all Collateral Documents and amendments thereto, opinions and other documents and certificates necessary or advisable, after giving effect to The Netherlands Transfer, to evidence the pledge of sixty-five percent (65%) of the Equity Interests of Team Industrial Services Europe B.V. (including (1) delivery of a notarial deed or deeds or amendments thereto to be executed by Bank of America, N.A., Team Industrial Services International, Inc., Furmanite Offshore Services, Inc. and Team Industrial Services Europe B.V. and (2) delivery of a confirmation of pledge by issuer executed by Team Industrial Services Europe B.V.).
3.    REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof, and immediately after giving effect to this Seventh Amendment:
(a)    the representations and warranties of the Borrower and each other Loan Party contained in Article II, Article V and each other Loan Document, or which are contained in any document that has been furnished under or in connection herewith or therewith, are (i) with respect to representations and warranties that contain a materiality qualification, true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, are true and correct in all material respects, and except that for purposes hereof, except (x) to the extent Administrative Agent has been previously notified of any changes in the facts on which such representations and warranties were based in a certificate delivered to Administrative Agent pursuant to Section 6.02(b) of the Credit Agreement, (y) the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, and (z) any representation and warranty that by its terms is made only as of an earlier date, is true and correct in all material respects (or in the case of such representations and warranties that are subject to a materiality qualification, in all respects) as of such earlier date;
(b)    no Default exists;
(c)    (i) the Borrower and each Guarantor has full power and authority to execute and deliver this Seventh Amendment, (ii) this Seventh Amendment has been duly executed and delivered by the Borrower and each Guarantor and (iii) this Seventh Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower and each Guarantor, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d)    neither the execution, delivery and performance of this Seventh Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will (i) conflict with any Organization Documents of the Borrower or any Guarantor, (ii) violate any Applicable Law applicable to the Borrower or any Guarantor in any material respect (other than failures to obtain governmental authorizations, make filings or provide notices, etc. which do not violate Section 5.03 of the Credit Agreement), or (iii) conflict with any Contractual Obligation to which the Borrower or a Guarantor is a party or affecting the Borrower, any Guarantor or the properties of the Borrower or any of its Subsidiaries or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower, any Guarantor or their property is subject, except in each case referred to in this clause (iii) for such violations, breaches and defaults that, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; and
(e)    no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required to be obtained or made by (i) the Borrower as a condition to the execution, delivery or performance by the Borrower of this Seventh Amendment or (ii) any Guarantor as a condition to the acknowledgement by any Guarantor of this Seventh Amendment.
4.    CONDITIONS OF EFFECTIVENESS. All provisions of this Seventh Amendment shall be effective upon satisfaction of, or completion of, the following:
(a)    the Administrative Agent shall have received counterparts of this Seventh Amendment executed by Lenders comprising the Required Lenders;
(b)    the Administrative Agent shall have received counterparts of this Seventh Amendment executed by the Borrower and acknowledged by each Guarantor;
(c)    the representations and warranties set forth in Section 3 of this Seventh Amendment shall be true and correct;
(d)    the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require;
(e)    all fees and expenses of Winstead PC, counsel to the Administrative Agent, shall have been paid in immediately available funds; and
(f)    the Administrative Agent shall have received in immediately available funds for the account of each Lender executing this Seventh Amendment the amount set forth in the fee letter dated March 8, 2018 among the Borrower, the Administrative Agent and MLPFS.
5.    GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Seventh Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Seventh Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, its Guaranty.
6.    REFERENCE TO THE CREDIT AGREEMENT.
(a)    Upon and during the effectiveness of this Seventh Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Seventh Amendment.
(b)    Except as expressly set forth herein, this Seventh Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.
7.    COSTS AND EXPENSES. The Borrower shall be obligated to pay the reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Seventh Amendment and the other instruments and documents to be delivered hereunder.
8.    RELEASE. As a material part of the consideration for Administrative Agent and Lenders entering into this Seventh Amendment Agreement, each Loan Party signing this Seventh Amendment (singly and collectively, "Releasor") agrees as follows (the "Release Provision"):
(a)    RELEASOR HEREBY RELEASES AND FOREVER DISCHARGES ADMINISTRATIVE AGENT, EACH LENDER AND ADMINISTRATIVE AGENT'S AND EACH LENDER'S RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, MANAGERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, PARENT CORPORATIONS, SUBSIDIARIES, AND AFFILIATES (ALL OF THE ABOVE COLLECTIVELY REFERRED TO AS "LENDER GROUP") JOINTLY AND SEVERALLY FROM ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, AGREEMENTS, COVENANTS, SUITS, CONTRACTS, OBLIGATIONS, LIABILITIES, ACCOUNTS, OFFSETS, RIGHTS, ACTIONS, AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER OCCURRING PRIOR TO THE DATE HEREOF, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY, WHETHER ARISING AT LAW OR IN EQUITY, PRESENTLY POSSESSED, WHETHER KNOWN OR UNKNOWN, WHETHER LIABILITY BE DIRECT OR INDIRECT, LIQUIDATED OR UNLIQUIDATED, PRESENTLY ACCRUED, WHETHER ABSOLUTE OR CONTINGENT, FORESEEN OR UNFORESEEN, AND WHETHER OR NOT HERETOFORE ASSERTED ("CLAIMS"), WHICH RELEASOR MAY HAVE OR CLAIM TO HAVE AGAINST ANY OF LENDER GROUP.
(b)    Releasor covenants and agrees not to sue any member of Lender Group or in any way assist any other Person in suing Lender Group with respect to any claim released herein,

including but not limited to claims arising out of or related to the Agent and the Lenders' actions, omissions, statements, requests or demands in administering, enforcing, monitoring, collection or attempting to collect the Obligations of any Loan Party, which Obligations were evidenced by the Credit Agreement or the other Loan Documents.
(c)    The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.
(d)    Releasor acknowledges, warrants, and represents to Lender Group that:
(i)    Releasor has read and understands the effect of the Release Provision. Releasor has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Releasor has read and considered the Release Provision and advised Releasor to execute the same. Before execution of this Agreement, Releasor has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.
(ii)    Releasor is not acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Releasor acknowledges that Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.
(iii)    Releasor has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any Person.
(iv)    Releasor is the sole owner of the Claims released by the Release Provision, and Releasor has not heretofore conveyed or assigned any interest in any such claims to any other Person.
(e)    Releasor understands that the Release Provision was a material consideration in the agreement of Administrative Agent and each Lender to enter into this Agreement.
(f)    It is the express intent of Releasor that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of Lender Group so as to foreclose forever the assertion by Releasor of any claims released hereby against Lender Group.
(g)    If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.
9.    EXECUTION IN COUNTERPARTS. This Seventh Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Seventh Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
10.    GOVERNING LAW; BINDING EFFECT. This Seventh Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and each Lender shall retain all rights arising under federal law. This Seventh Amendment shall be binding upon the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and permitted assigns.
11.    HEADINGS. Section headings in this Seventh Amendment are included herein for convenience of reference only and shall not constitute a part of this Seventh Amendment for any other purpose.
12.    ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS SEVENTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment as of the date above written.

TEAM, INC.

		By:	/s/ Greg L. Boane
Greg L. Boane
Executive Vice President and Chief
Financial Officer

ACKNOWLEDGED AND AGREED:

TEAM INDUSTRIAL SERVICES, INC.
TEAM INDUSTRIAL SERVICES
INTERNATIONAL, INC.
TQ ACQUISITION, INC.
TEAM QUALSPEC, LLC
QUALSPEC LLC
FURMANITE, LLC
FURMANITE WORLDWIDE, LLC
FURMANITE AMERICA, LLC
FURMANITE OFFSHORE SERVICES, INC.

By:	/s/ Greg L. Boane
Greg L. Boane
Executive Vice President, Chief
Financial Officer and Treasurer

QUEST INTEGRITY GROUP, LLC
QUEST INTEGRITY USA, LLC

By:	/s/ André C. Bouchard
André C. Bouchard
Vice President and Secretary

ROCKET ACQUISITION, LLC

By:	/s/ Greg L. Boane
Greg L. Boane
Vice President and Chief Financial
Officer

Signature Page to Seventh Amendment

TCI SERVICES, LLC
TANK CONSULTANTS, LLC
DK VALVE & SUPPLY, LLC
TCI SERVICES HOLDINGS, LLC

By:	/s/ Greg L. Boane
Greg L. Boane
Senior Vice President

Signature Page to Seventh Amendment

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Darleen R. DiGrazia
Name:	Darleen R. DiGrazia
Title:	Vice President

Signature Page to Seventh Amendment

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swingline Lender

By:	/s/ Adam Rose
Name:	Adam Rose
Title:	Senior Vice President

Signature Page to Seventh Amendment

LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ John Kushnerick
	Name:	John Kushnerick
	Title:	Executive Director

Signature Page to Seventh Amendment

COMPASS BANK

By:	/s/ Ben H. Riggs
Name:	Ben H. Riggs
Title:	EVP

Signature Page to Seventh Amendment

BRANCH BANKING AND TRUST
COMPANY

By:	/s/ David A. White
Name:	David A. White
Title:	Senior Vice President

Signature Page to Seventh Amendment

SUNTRUST BANK

By:	/s/ Samuel M. Ballesteros
Name:	Samuel M. Ballesteros
Title:	Senior Vice President

Signature Page to Seventh Amendment

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Robert E. Franasiak
Name:	Robert E. Franasiak
Title:	Senior Vice President

Signature Page to Seventh Amendment

BOKF, NA dba Bank of Texas

By:	/s/ Robbie Shackouls
Name:	Robbie Shackouls
Title:	VP

Signature Page to Seventh Amendment